SECOND AMENDMENT TO PROMISSORY NOTE

     THIS SECOND AMENDMENT TO PROMISSORY NOTE is entered this ___ day of September, 2000, by and between Global Eco-Logical Services, Inc., a Florida corporation ("Maker"), WasteMasters, Inc., a Maryland corporation ("WMI"), and ____________________ ("Noteholder").

     WHEREAS, the Maker and the Noteholder are parties to a Promissory Note dated June 1, 1999 in the original principal amount of $100,000.00;

     WHEREAS, the Maker and the Noteholder entered into an Amendment to Promissory Note dated March 1, 2000, to amend certain terms thereof;

     WHEREAS, the Maker has agreed to sell certain assets to WMI, which has agreed to assume payment of the Promissory Note, its accrued interest, and permissible default fees, as partial consideration for the Lease/Purchase and Management Agreement, and in connection with such assumption, the Maker, WMI and the Noteholder have entered into this Second Amendment to evidence the Noteholder's consent to the assumption of the Promissory Note by WMI and the terms of an amendment to the Promissory Note;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

     1. The Seventh Paragraph of the Note is hereby deleted and replaced in its entirety with the following language:

"This Note shall be convertible, at the sole option of the Holder, into paid and non-assessable shares of Common Stock of the Maker or WasteMasters, Inc. ("WMI") as specified in a notice of conversion delivered to the office of both the Maker and WMI at such places that they may from time to time determine (all future references to "Common Stock" in this paragraph shall refer to the Common Stock of WMI or the Maker as specified in a notice of conversion). The number of shares of Common Stock issuable upon conversion of this Note shall be equal to $1,000.00 divided by the applicable Conversion Price in effect at the time of conversion determined as hereinafter provided for each $1,000 in principal and accrued interest due on this Note at the time of conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be the Current Bid Price (as hereinafter defined) of the Common Stock of the applicable company as of the close of business on the day immediately preceding the date of conversion; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided; and further provided that in no event shall the Conversion Price for Common Stock of WMI be less than $0.10 per share. No payment or adjustment shall be made in respect of dividends previously declared and paid on the Common Stock upon conversion of part or all of this Note into shares of Common Stock. If the Maker elects to prepay part or all of this Note, such right of conversion shall cease and terminate, as to the portion designated for prepayment, at the close of business on the prepayment date, unless the Maker defaults in the prepayment. No fractional shares of Common Stock will be issued, and instead the number of shares of Common Stock to be issued on conversion of this Note will, to the extent necessary, be rounded up to the nearest whole number of shares."

     2. The Noteholder hereby consents to the assumption of the Promissory Note by WMI, and WMI hereby agrees to perform all obligations of the Maker thereunder is if it were the original Maker thereunder.

     3. In the event the Noteholder elects to convert any part of the Promissory Note into shares of Common Stock of the Maker, then WMI shall reimburse the Maker for such conversion by issuing the Maker that number of shares of Common Stock of WMI which WMI would have been obligated to issue the Noteholder if the Noteholder had instead elected to convert such part of the Promissory Note into shares of Common Stock of WMI.

     4. All terms and conditions in the Promissory Note shall remain unchanged except to the extent specifically modified herein. All terms defined in the Promissory Note shall have the same meaning herein that they are defined to have the Promissory Note, unless specifically provided otherwise.

     IN WITNESS HEREOF, the parties have executed this Agreement, as of the date first written above.

MAKER:

GLOBAL ECO-LOGICAL SERVICES, INC., a Florida corporation


By: ________________________________
Richard D. Tuorto, Sr., President

HOLDER:

By: ________________________________
Print Name: _________________________

WMI:

WASTEMASTERS, INC., a Maryland corporation

By: ____________________________________
Douglas C. Holsted, Secretary